UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2011

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On August 24, 2011, Maurice Castonguay accepted an offer of employment as Senior Vice President and Chief Financial Officer of Sonus Networks, Inc. (the “Company”).  Mr. Castonguay will be joining the Company on or before August 29, 2011.

Pursuant to an offer letter dated August 24, 2011 (the “Employment Agreement”), Mr. Castonguay will receive an initial annual base salary of $285,000, less applicable state and federal withholdings.  He will be eligible to participate in the Company’s Senior Management Cash Incentive Plan (or its successor) during each year he is employed by the Company with a target bonus of 60% of his then-current annual base salary subject to the achievement of specific objectives.  For fiscal year 2011, Mr. Castonguay’s specific objectives will be agreed upon with the Company’s Chief Executive Officer promptly after Mr. Castonguay’s commencement date and, if received, his 2011 target bonus will be pro rated for the number of days in 2011 that he was employed with the Company.

Pursuant to the Employment Agreement,  Mr. Castonguay will be granted non-qualified options (the “Options”) to purchase up to 500,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”), at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on such date.  Subject to the provisions of the Employment Agreement, 25% of the Options will vest on the first anniversary of his commencement date and the remaining 75% will vest in equal monthly increments through the fourth anniversary of his commencement date.

Pursuant to the Employment Agreement, Mr. Castonguay will also be granted 375,000 restricted shares of the Company’s common stock (the “Performance Shares”) under the Plan, which will be subject to both performance and time vesting.  The Chief Executive Officer, in his sole discretion, will establish metrics reflecting “initiate”, “threshold”, “target” and “maximum” levels of achievement for the period January 1, 2011 through December 31, 2011 (the “Performance Period”).  Subject to Mr. Castonguay remaining employed at the end of the Performance Period, if the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company determines that Company performance is: (i) above the “initiate” level of achievement, then Performance Shares will begin to become performance vested; (ii) at the “threshold” level of achievement, then 125,000 Performance Shares will become performance vested; (iii) at the “target” level of achievement, then 250,000 Performance Shares will become performance vested; and (iv) at the “maximum” level of achievement, then 375,000 Performance Shares will become performance vested; provided, however, that the number of Performance Shares that become performance vested for performance between the “initiate”, “threshold”, “target” and “maximum” levels of achievement will be pro rated.

Once the number of Performance Shares that have performance vested has been established by the Compensation Committee pursuant to the formula described above (such number of shares being referred to as the “Restricted Shares”), 25% of the Restricted Shares will vest on the date the Company reports its financial results by which the achievement of the performance metrics can be determined and, subject to Mr. Castonguay’s continued employment with the Company, an additional 25% of the Restricted Shares will vest on each of the second, third and fourth anniversaries of his commencement date.  Any Performance Shares or Restricted Shares that do not vest based on the performance and time criteria described above will automatically be forfeited.

In the event of an Acquisition (as defined in the Employment Agreement), 50% of all unvested Options will vest immediately upon the date of Acquisition and the remaining unvested Options will continue to vest according to their terms.  If the Acquisition occurs during the Performance Period, 250,000 Performance Shares will vest as follows: 50% of such shares will vest immediately upon the date of Acquisition and, subject to Mr. Castonguay’s continued employment with the Company or a successor entity, 16.667% of such shares will vest on each of the first, second and third anniversaries of the date of Acquisition.  If, however, the Acquisition occurs after the Performance Period, 50% of the unvested Restricted Shares will vest immediately upon the date of Acquisition and the remaining unvested Restricted Shares will continue to vest according to their terms.

The Employment Agreement also provides that if Mr. Castonguay is terminated without Cause (as defined in the Employment Agreement) or if Mr. Castonguay terminates his employment with Good Reason (as defined in the Employment Agreement), he will receive:  (1) his then-current base salary for a period of twelve (12) months (or eighteen (18) months if the termination follows an Acquisition) plus payment of 100% of his then target bonus (or 150% his then target bonus if the termination follows an Acquisition); (2) health benefits continuation for him and his dependants at the Company’s expense between the date of termination and the earlier of (i) the date Mr. Castonguay accepts other employment that provides commensurate coverage and (ii) the twelve (12) month anniversary of the date of termination ; (3) acceleration of the vesting of any unvested Options as of the termination date that would have vested over the 12 months following termination, provided that if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested Options will accelerate and immediately vest on the termination date; and all Options vesting pursuant to this clause (3) will remain outstanding and exercisable for the shorter of three years from the termination date or the remaining life of the Options; and (4) any unvested Restricted Shares as of the termination date that would vest during the 12 months following Mr. Castonguay’s termination will accelerate and immediately vest upon termination, provided that, if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested Restricted Shares will accelerate and immediately vest upon termination.

In the event that, during the Performance Period, the Company terminates Mr. Castonguay’s employment for any reason other than Cause, Mr. Castonguay’s employment terminates due to his death or Disability, or Mr. Castonguay terminates his employment for Good Reason, then 250,000 Performance Shares will vest as follows: 25% of the Performance Shares will vest immediately upon the termination date and the remainder of such Performance Shares that are unvested as of the termination date and that would vest during the 12 months following Mr. Castonguay’s termination will accelerate and vest immediately upon the termination date.  If, however, the termination occurs in contemplation of, upon or after an Acquisition, then Mr. Castonguay will be entitled to receive 250,000 shares of the Company’s common stock on the termination date in satisfaction of his award of Performance Shares.

Mr. Castonguay is an employee-at-will.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Castonguay, age 60, brings extensive experience as a public-company CFO to the Company. Prior to joining the Company, Mr. Castonguay served as Senior Vice President and Chief Financial Officer of BigBand Networks, Inc., a developer of digital video networking solutions, from March 2008 to April 2010. Mr. Castonguay was the Chief Financial Officer of Acopia Networks, Inc., a developer of intelligent file virtualization software, from October 2006 until its acquisition by F5 Networks, Inc. in September 2007. From March 2006 Mr. Castonguay was the Chief Financial Officer of video-on-demand solutions provider Broadbus Technologies, Inc. until its was acquired by Motorola, Inc. in September 2006. From August 2005 to February 2006, Mr. Castonguay served as the Chief Financial Officer of Colubris Networks Inc., a wireless access devices company. Prior to that, he served as the Chief Financial Officer of MatrixOne, Inc., a product lifecycle management software company, from January 1999 through August 2004. Mr. Castonguay served as a Director of Media 100 Inc., from February 1997 to November 2004. He served as a Director of Cedar Point Communications, Inc. from March 2005 to February 2010.  Mr. Castonguay is a certified public accountant (CPA) and holds a B.S. in accounting and an M.S. in taxation from Bentley College, as well as an M.B.A. from Babson College.

Wayne Pastore resigned on August 25, 2011 as Senior Vice President and Chief Financial Officer effective August 25, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1       Employment Agreement between Sonus Networks, Inc. and Maurice Castonguay, accepted on August 24, 2011.

99.1      Press release of Sonus Networks, Inc. dated August 25, 2011 announcing appointment of its Senior Vice President and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2011	SONUS NETWORKS, INC.

	By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel